As filed with the Securities and Exchange Commission on March 17, 2023

Registration No. 333-270232

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

(Amendment No. 1)

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VISTAGEN THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	2834	20-5093315
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

343 Allerton Ave.

South San Francisco, California 94080

(650) 577-3600

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Shawn K. Singh

Chief Executive Officer

Vistagen Therapeutics, Inc.

343 Allerton Avenue

South San Francisco, California 94080

(650) 577-3600

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Daniel W. Rumsey, Esq. Jack P. Kennedy, Esq. Disclosure Law Group, a Professional Corporation 655 West Broadway, Suite 870 San Diego, CA 92101 (619) 272-7050	Jessica R. Haskell, Esq. Associate General Counsel and Corporate Secretary Vistagen Therapeutics, Inc. 343 Allerton Avenue South San Francisco, CA 94080 (650) 577-3600

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where such offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED MARCH 17, 2023

12,193,069 Shares of Common Stock

This prospectus relates to the resale from time to time of up to 12,193,069 shares of our common stock, par value $0.001 per share (the Shares), by the selling stockholders identified herein (collectively, with any of such stockholders’ transferees, pledgees, assignees, distributees, donees or successors-in-interest, the Selling Stockholders). We are registering the Shares on behalf of the Selling Stockholders to satisfy certain registration rights that we granted to the Selling Stockholders in connection with the completion of our acquisition of Pherin Pharmaceuticals, Inc. We will not receive any of the proceeds from the sale of the Shares offered hereby. See the section titled The Pherin Acquisition on page 13 for more information.

We are registering the Shares to provide the Selling Stockholders with freely tradable securities and to satisfy the registration rights such stockholders received in connection with the issuance of the Shares held by the Selling Stockholders. This prospectus does not necessarily mean that the Selling Stockholders will offer or sell those shares.

All selling and other expenses incurred by the Selling Stockholders will be paid by such stockholders, except for certain legal fees and expenses, which will be paid by us. The Selling Stockholders may sell, transfer or otherwise dispose of any or all of the Shares offered by this prospectus from time to time on The Nasdaq Capital Market or any other stock exchange, market, or trading facility on which the shares are traded, or in private transactions. The Shares may be offered and sold or otherwise disposed of by the Selling Stockholders at fixed prices, market prices prevailing at the time of sale, prices related to prevailing market prices, or privately negotiated prices. Refer to the section entitled “Plan of Distribution” for more information regarding how the Selling Stockholders may offer, sell, or dispose of their Shares.

Our common stock is listed on the Nasdaq Capital Market under the symbol “VTGN.” On March 16, 2023, the closing price of our common stock on the Nasdaq Capital Market was $0.14 per share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described under “Risk Factors” beginning on page 9 of this prospectus, and under similar headings in any amendments or supplements to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is              , 2023.

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the SEC) using a “shelf” registration process. By using a shelf registration statement, the Selling Stockholders named herein may, from time to time, sell shares of common stock as described in this prospectus. To the extent necessary, we may provide a supplement to this prospectus that contains specific information about the offering and the Selling Stockholders, as well as the amounts, prices and terms of the securities hereby. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Neither we, nor the Selling Stockholders, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the Selling Stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the Selling Stockholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “Vistagen,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Vistagen Therapeutics, Inc., a Nevada corporation, and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

WHERE YOU CAN FIND MORE INFORMATION

Our common stock is registered with the SEC under Section 12 of the Exchange Act and, accordingly, we are subject to the information and periodic reporting requirements of the Exchange Act and file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available at the website of the SEC at www.sec.gov.

We maintain a website at http://www.vistagen.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, proxy statements and other information filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

We have filed with the SEC a registration statement under the Securities Act, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at the website of the SEC referenced above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed by us with the SEC are incorporated by reference in this prospectus:

●	our Annual Report on Form 10-K for the year ended March 31, 2022, filed on June 23, 2022;

●	our Quarterly Report on Form 10-Q for the period ended June 30, 2022, filed on August 11, 2022;

●	our Quarterly Report on Form 10-Q for the period ended September 30, 2022, filed on November 10, 2022;

●	our Quarterly Report on Form 10-Q for the period ended December 31, 2022, filed on February 7, 2023;

●	our Current Report on Form 8-K, filed on April 13, 2022;

●	our Current Report on Form 8-K, filed on April 22, 2022;

●	our Current Report on Form 8-K, filed on May 3, 2022;

●	our Current Report on Form 8-K, filed on May 6, 2022;

●	our Current Report on Form 8-K, filed on June 22, 2022;

●	our Current Report on Form 8-K, filed on July 22, 2022;

●	our Current Report on Form 8-K, filed on August 31, 2022;

●	our Current Report on Form 8-K, filed on September 7, 2022;

●	our Current Report on Form 8-K, filed on September 8, 2022 (solely with respect to Item 8.01);

●	our Current Report on Form 8-K, filed on October 6, 2022;

●	our Current Report on Form 8-K, filed on October 19, 2022 (solely with respect to Item 5.07);

●	our Current Report on Form 8-K, filed on October 28, 2022;

●	our Current Report on Form 8-K, filed on November 22, 2022;

●	our Current Report on Form 8-K, filed on December 1, 2022;

●	our Current Report on Form 8-K, filed on December 6, 2022;

●	our Current Report on Form 8-K, filed on December 21, 2022 (solely with respect to Item 1.01);

●	our Current Report on Form 8-K, filed on January 12, 2023;

●	our Current Report on Form 8-K, filed on January 25, 2023;

●	our Current Report on Form 8-K, filed on February 2, 2023;

●	our Current Report on Form 8-K, filed March 2, 2023;

●	our Current Report on Form 8-K, filed March 7, 2023;

●	our Current Report on Form 8-K, filed March 8, 2023; and

●

The description of our common stock contained in the Registration Statement on Form 8-A filed pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the Securities Act) on May 3, 2016, including any amendment or report filed with the Commission for the purpose of updating this description.

We also incorporate by reference all documents we file pursuant to Section 13(a), 13(c), 14 or 15 of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K) after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of such registration statement. All documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering are also incorporated herein by reference and are an important part of this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

We will provide upon request to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing to or calling us at:

Vistagen Therapeutics, Inc.

343 Allerton Avenue

South San Francisco, California 94080

(650) 577-3600

This prospectus is part of a registration statement we filed with the SEC. You should only rely on the information or representations contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide information other than that provided in this prospectus. We are not making an offer of the securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date on the front of the document.

CAUTIONARY NOTES REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference herein contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this prospectus, any prospectus supplement and the documents incorporated by reference herein, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about:

●	the availability of capital to satisfy our working capital requirements;

●	the accuracy of our estimates regarding expenses, future revenues and capital requirements;

●

our plans to develop and commercialize our product candidates, including, among other things, PH94B as a potential as-needed treatment of anxiety in adults with social anxiety disorder (SAD), PH10 as a potential treatment for major depressive disorder (MDD) and other depression-related disorders, AV-101 in combination with probenecid as a potential treatment of MDD and depression-related disorders or neurological diseases and disorders involving the Central Nervous System (CNS), and three early clinical-stage pherine product candidates acquired in connection with the Pherin Acquisition (defined below): PH15 for cognition improvement, PH80 for migraine and hot flashes, and PH284 for appetite-related disorders;

●

our ability to initiate and complete our clinical trials and to advance our product candidates into additional clinical trials, including pivotal clinical trials, and successfully complete such clinical trials;

●	regulatory developments in the United States and foreign countries;

●

the performance of our third-party contractors involved with the manufacture and production of our drug candidates for nonclinical and clinical development activities, contract research organizations and other third-party nonclinical and clinical development collaborators and regulatory service providers;

●	our ability to obtain and maintain intellectual property protection for our core assets;

●	the size of the potential markets for our product candidates and our ability to serve those markets;

●	the rate and degree of market acceptance of our product candidates for any indication once approved;

●	the success of competing products and product candidates in development by others that are or become available for the indications that we are pursuing;

●	the loss of key scientific, clinical and nonclinical development, and/or management personnel, internally or from one of our third-party collaborators;

●	our ability to comply with Nasdaq continued listing standards;

●	our ability to continue as a going concern; and

●

other risks and uncertainties, including those described under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2022, and those described under Part II, Item 1A, “Risk Factors,” in our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2022, September 30, 2022 and December 31, 2022, which risk factors are incorporated herein by reference.

These forward-looking statements are only predictions, and we may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, so you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. We have included important factors in the cautionary statements included in this prospectus, particularly in the “Risk Factors” sections in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein, that we believe could cause actual future results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this prospectus, any prospectus supplement and the documents incorporated by reference herein and the documents that we have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus and the documents incorporated by reference herein by these cautionary statements. Except as required by law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

THE COMPANY

We are advancing the development of therapeutics for CNS certain disorders with the potential to be faster-acting, and with fewer side effects and safety concerns than treatments currently available for those conditions. Our most advanced clinical-stage candidates, PH94B and PH10, may provide relief from multiple forms of anxiety and depression. They belong to a new class of drugs known as pherines. These investigational neuroactive steroids are formulated as nasal sprays at very low concentrations and are designed to achieve rapid-onset anti-anxiety (PH94B) or antidepressant (PH10) effects. We believe these drug candidates directly activate chemosensory neurons located in the nasal passages, which neurons then impact olfactory amygdala “fear off” (anti-anxiety) and “fear on” (antidepressant) neural circuits in the brain, without requiring systemic uptake or direct activity on CNS neurons in the brain. Our goal is to become a biopharmaceutical company that develops and commercializes innovative therapies for anxiety, depression, and other CNS indications where current treatment options are inadequate to meet the needs of millions of patients in the United States (U.S.) and worldwide.

Our Product Candidates

PH94B Nasal Spray

PH94B is a synthetic investigational neuroactive steroid from the androstane family of pherines. When administered intranasally in microgram doses, PH94B activates receptors in the membrane of peripheral nasal chemosensory neurons connected to subsets of neurons in the olfactory bulbs that in turn connect to neurons in the limbic amygdala involved in the pathophysiology of SAD and potentially other anxiety and mood disorders. PH94B does not exert effects on receptor targets with known abuse potential (e.g., dopamine, nicotinic, and opiate receptors) and has neither agonistic nor antagonistic effects on GABAA α1/β2/γ2 ion channels. PH94B is pharmacologically active without requiring apparent systemic uptake and distribution to achieve its rapid-onset and short duration of anxiolytic effects.  The FDA has designated PH94B as a Fast Track product candidate, and we are currently developing PH94B for the treatment of anxiety symptoms in adult subjects with SAD and for anxiety symptoms in adult subjects with adjustment disorder (AjDA).

The proposed MOA of PH94B is fundamentally differentiated from all currently approved anti-anxiety medications, including the three antidepressants approved by the FDA for the treatment of SAD, as well as all benzodiazepines and beta blockers, which, although not FDA-approved for treatment of SAD, are prescribed for treatment of SAD on an off-label basis. Pre-clinical and Phase 2 clinical data to date suggest that PH94B has the potential to achieve rapid-onset anti-anxiety effects without systemic uptake or transport into the brain, significantly reducing the risk of side effects and other safety concerns such as potential abuse, misuse and addiction associated with certain other pharmaceuticals that act directly on the CNS and are sometimes prescribed for anxiety disorders.

PH10

PH10 is an investigational pherine nasal spray for the treatment of MDD with a potential rapid-onset MOA that is fundamentally differentiated from the MOA of all currently approved treatments for MDD and other depression disorders. PH10, which is administered at microgram-level doses, engages and activates chemosensory neurons in the nasal passages, connected to neural circuits in the brain that produce antidepressant effects. Specifically, PH10’s proposed MOA involves binding to receptors for chemosensory neurons in the nasal passages to regulate the olfactory amygdala “fear on” neural circuits believed to increase activity of the limbic-hypothalamic sympathetic nervous system and increase the release of catecholamines. Importantly, unlike all currently approved oral antidepressants and rapid-onset ketamine-based therapy (KBT), including both intravenous ketamine and intranasal ketamine (esketamine), we believe PH10 does not require systemic uptake to produce rapid-onset of antidepressant effects and does not cause the side effects and safety concerns potentially associated with KBT.

In December 2022, we announced that the FDA granted Fast Track designation for PH10 as a potential treatment for MDD.

AV-101

AV-101 (4-chlorokynurenine) is an oral prodrug of 7-chloro-kynurenic acid (7-Cl-KYNA), which is a potent and selective antagonist of the glycine co-agonist site of the NMDA receptor (NMDAR) that inhibits the function of the NMDAR. Unlike ketamine and other NMDAR antagonists, 7-Cl-KYNA is not an ion channel blocker. At doses administered in the Company’s studies completed to date, AV-101 has been observed to be well tolerated and has not exhibited dissociative or hallucinogenic psychological side effects or safety concerns, unlike several other modulators of the NMDAR. Based on observations and findings from preclinical studies, we believe that AV-101, in combination with FDA-approved oral probenecid, has the potential to become a new oral treatment alternative for certain CNS indications involving the NMDAR. We are presently conducting an exploratory Phase 1B drug-drug interaction clinical study of AV-101 in combination with probenecid and expect to complete dosing of the final cohort in the study in the first half of 2023.

The FDA has granted Fast Track designation for development of AV-101 as a potential adjunctive treatment for MDD and as a non-opioid treatment for neuropathic pain.

Newly Acquired Pherines

Following the completion of the Pherin Acquisition (defined below), we now have full ownership of intellectual property rights to PH94B and PH10. In addition, we also have three new early clinical-stage pherine product candidates: PH15, a potential treatment for cognition improvement; PH80, a potential treatment for migraine and hot flashes; and PH284, a potential treatment for appetite-related disorders, each of which is further summarized below.

PH15

PH15 is an early-stage investigational neuroactive steroid pherine with potential for the acute treatment of cognitive impairment. Early functional MRI studies in human volunteers at Stanford University revealed that intranasal administration of PH15 induced rapid activation of brain areas related to cognition (Sobel et al, Brain, 1999). In a double blind, placebo-controlled study in human subjects, intranasal PH15 showed rapid and significant improvement in cognitive and psychomotor performance and improvement of reaction time that was better than the effect of a placebo and 2 mg of oral caffeine.

PH80

PH80 is an early-stage investigational synthetic neuroactive steroid with potential to engage nasal chemosensory receptor cells which in turn modulate neural circuits in the basal forebrain associated with the control of body temperature, as well as premonitory and aura symptoms of migraines.

In a small exploratory double blind, placebo-controlled exploratory Phase 2A study in women diagnosed with menopausal hot flashes, PH80 showed clinically significant improvement in the number and severity of hot flashes and other symptoms of menopause in the subjects treated with PH80. With respect to migraine headaches, in a small exploratory Phase 2A clinical study, PH80 showed a profile compatible with the relief of the premonitory and aura symptoms of migraines.

PH284

PH284 is an early-stage investigational neuroactive steroid pherine with potential for the acute treatment of appetite-related disorders. Synthetic pherine PH284 was tested in a small exploratory Phase 2A double blind, placebo controlled clinical study lasting 12 days, in patients diagnosed with cachexia due to terminal cancer lasted 12 days. Upon completion of a 7-day treatment period with intranasal PH284 or placebo, all patients started treatment for their underlying condition. At the end of the 7-day treatment period, PH284-treated patients showed a significant increase in the subjective feeling of hunger (appetite), increased body weight and an improved quality of life, as compared with the placebo-treated group.

Corporate Information

Vistagen Therapeutics, Inc., a Nevada corporation, is the parent of Vistagen Therapeutics, Inc. (dba VistaStem Therapeutics, Inc.), a wholly owned California corporation founded in 1998. Our principal executive offices are located at 343 Allerton Avenue, South San Francisco, California 94080, and our telephone number is (650) 577-3600. Our website address is www.vistagen.com. The information contained on our website is not part of this prospectus supplement or the accompanying prospectus. We have included our website address as a factual reference and do not intend it to be an active link to our website.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to purchase any of our securities, you should carefully consider the risks and uncertainties described under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2022, our Quarterly Reports on Form 10-Q for the periods ended June 30, 2022, September 30, 2022 and December 31, 2022, and our other filings with the SEC, all of which are incorporated by reference herein. If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected and we may not be able to achieve our goals, the value of our securities could decline and you could lose some or all of your investment. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks occur, the trading price of our common stock could decline materially and you could lose all or part of your investment.

USE OF PROCEEDS

The common stock to be offered and sold using this prospectus will be offered and sold by the Selling Stockholders named in this prospectus. Accordingly, we will not receive any proceeds from any sale of shares of our common stock in this offering.  We will pay all of the fees and expenses incurred by us in connection with this registration. We will not be responsible for fees and expenses incurred by the Selling Stockholders or any underwriting discounts or agent’s commissions.

DESCRIPTION OF OUR CAPITAL STOCK

The following summary of the rights of our capital stock is not complete and is subject to and qualified in its entirety by reference to our certificate of incorporation and bylaws, copies of which are filed as exhibits to our Annual Report on Form 10-K for the year ended March 31, 2022, filed with the SEC on June 23, 2022, which is incorporated by reference herein.

General

Our authorized capital stock consists of 325.0 million shares of common stock, $0.001 par value per share, and 10.0 million shares of preferred stock, $0.001 par value per share.

Common Stock

This section describes the general terms of our common stock that we may offer from time to time. For more detailed information, a holder of our common stock should refer to our Restated and Amended Article of Incorporation, as amended (our Articles) and our Amended and Restated Bylaws (our Bylaws), copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

As of March 16, 2023, there were issued and outstanding, or reserved for issuance:

●	219,326,445 shares of common stock held by approximately 267 stockholders of record;

●	1,370,544 shares of common stock that have been reserved for issuance upon exercise of outstanding warrants, with a weighted average exercise price of $0.56 per share;

●

22,398,539 registered shares of common stock reserved for issuance upon exercise of outstanding stock options under our Amended and Restated 2016 Stock Incentive Plan our 2019 Omnibus Equity Incentive Plan, with a weighted average exercise price of $1.26 per share;

●	4,055,617 registered shares of common stock reserved for future issuance in connection with future grants under our 2019 Omnibus Equity Incentive Plan; and

●	729,664 shares of common stock reserved for future issuance in connection with future sales under our 2019 Employee Stock Purchase Plan.

We may elect or be required to amend our Articles to increase the number of shares of common stock authorized for issuance prior to completing sales of shares of our common stock, or securities convertible and/or exchangeable into shares of our common stock described in this prospectus.

Except as otherwise expressly provided in our Articles, or as required by applicable law, all shares of our common stock have the same rights and privileges and rank equally, share ratably and are identical in all respects as to all matters, including, without limitation, those described below. All outstanding shares of common stock are fully paid and nonassessable.

Voting Rights

Each holder of our common stock is entitled to cast one vote for each share of common stock held on all matters submitted to a vote of stockholders. Cumulative voting for election of directors is not allowed under our Articles, which means that a plurality of the shares voted can elect all of the directors then outstanding for election. Except as otherwise provided under Nevada law or our Articles, and Bylaws, on matters other than election of directors, action on a matter is approved if the votes cast favoring the action exceed the votes cast opposing the action.

Dividend Rights

The holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available, if our Board, in its discretion, determines to issue a dividend, and only at the times and in the amounts that our Board may determine. Our Board is not obligated to declare a dividend. We have not paid any dividends in the past and we do not intend to pay dividends in the foreseeable future.

Liquidation Rights

Upon our liquidation, dissolution or winding-up, the holders of our common stock will be entitled to share equally, identically and ratably in all assets remaining, subject to the prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

No Preemptive or Similar Rights

Our common stock is not subject to conversion, redemption, sinking fund or similar provisions.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “VTGN”.

Preferred Stock

We do not currently have any shares of preferred stock outstanding.

THE PHERIN ACQUISITION

On December 20, 2022, we entered into an Agreement and Plan of Merger (the Merger Agreement) along with VTGN Merger Sub, Inc., our wholly-owned subsidiary (Merger Sub), Pherin Pharmaceuticals, Inc. (Pherin), and Kevin McCarthy in his capacity of Stockholder Representative (the Stockholder Representative), in order to acquire Pherin (the Pherin Acquisition).  The Merger Agreement provided for the Company’s acquisition of Pherin pursuant to the merger of Merger Sub with and into Pherin, with Pherin as the surviving corporation. On February 2, 2023 (the Closing Date), we completed the Pherin Acquisition and Pherin is now a wholly-owned subsidiary of the Company. Immediately prior to the consummation of the Pherin Acquisition, each of Pherin’s directors and officers resigned, and no employees or other affiliates of Pherin on the Closing Date are serving or will serve in their previous roles or in any other capacity with Pherin or with the Company.

Following the completion of the Pherin Acquisition, we now have full ownership of intellectual property rights to PH94B and PH10. In addition, we also have three new early clinical-stage pherine product candidates: PH15, a potential treatment for cognition improvement; PH80, a potential treatment for migraine and hot flashes; and PH284, a potential treatment for appetite-related disorders.

As consideration for the Pherin Acquisition, we (i) issued an aggregate of 12,410,100 unregistered shares of our common stock to the exchange agent for the Pherin Acquisition, of which 12,193,069 Shares were issued to the Selling Stockholders, consisting of approximately 96.07% of Pherin stockholders eligible to receive common stock in exchange for their outstanding shares of Pherin common stock (the Stock Consideration), and (ii) paid to the exchange agent for the Pherin Acquisition, an aggregate of approximately $126,100 to be paid to the approximately 3.93% remaining Pherin stockholders who were not eligible to receive Stock Consideration in exchange for their outstanding shares of Pherin common stock (the Cash Consideration).

On the Closing Date, we entered into a registration rights agreement (the Registration Rights Agreement) with the Stockholder Representative pursuant to which, among other matters, the Selling Stockholders were granted certain mandatory, demand and “piggy-back” registration rights with respect to the Shares received as consideration for the Pherin Acquisition. In addition, non-independent directors of Pherin and holders of 10% or more of the issued and outstanding shares of Pherin common stock prior to the Effective Time delivered to the Company executed lock-up agreements which prohibit the sale or other disposition of their respective Shares for a period of 180 days.

Pursuant to this prospectus, we are registering, on behalf of the Selling Stockholders, the shares of common stock issued as Stock Consideration.

Additional information about the Pherin Acquisition and the Merger Agreement are contained in the Company’s Current Reports on Form 8-K filed with the SEC on December 21, 2022 and on February 2, 2023.

SELLING STOCKHOLDERS

This prospectus relates to the resale of the Shares by the Selling Stockholders identified in the table below. We are registering the Shares in order to permit the Selling Stockholders to offer the shares for resale from time to time. The Selling Stockholders may sell some, all or none of the shares registered by the registration statement of which this prospectus forms a part. We do not know how long the Selling Stockholders will hold the Shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Stockholders regarding the sale of any of the Shares. For more information about the transactions pursuant to which the selling stockholders acquired the Shares, please see the section titled The Pherin Acquisition.

The following table presents information regarding the Selling Stockholders and the Shares that they may offer and sell from time to time under this prospectus. The table is prepared based on information supplied to us by the Selling Stockholders, and reflects their holdings as of March 16, 2023. Unless otherwise indicated below, none of the Selling Stockholders nor any of their affiliates has held a position or office, or had any other material relationship, with us or any of our predecessors or affiliates. Beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act and Rule 13d-3 thereunder.

	Shares Beneficially Owned Prior to	Maximum Number of Shares	Shares Beneficially Owned After Offering(3)(4)
Name of Selling Stockholder (1)	Offering (2)	Hereby	Number		Percent

Alan A. Abrams	203	203	-		*
Alex Dorfsman Acosta	5,649	5,649	-		*
Jacqueline Dorfsman Acosta	5,649	5,649	-		*
Ruth Altman	846	846	-		*
Frank C. Amato	2,548	2,548	-		*
Anne Miller	138,208	138,208	-		*
Sergio Becker	4,305	4,305	-		*
Richard Berliner	157,287	157,287	-		*
Richard L. Bluford	156	156	-		*
Jon E. Blum	3,365	3,365	-		*
Augusto Bondani	25,381	25,381	-		*
George A. Bonomo	849	849	-		*
Michael A. Boschetto	28,655	28,655	-		*
Paul Boschetto	14,327	14,327	-		*
Bradley Katz	16,921	16,921	-		*
Gabriel Brener	16,201	16,201	-		*
Ken Brewer	3,135	3,135	-		*
Caramia LLC(5)	75,952	75,952	-		*
Carla Washington	33,842	33,842	-		*
Honora Carson	15,679	15,679	-		*
Stanley N. Cohen	57,982	57,982	-		*
Constance C. Cox Price	21,210	21,210	-		*
Debra Cox	7,065	7,065	-		*
Stonington Cox	3,535	3,535	-		*
Herbert L. Damner	849	849	-		*
Jeanne Davis	338	338	-		*
Fiona de Kerchove	3,535	3,535	-		*
Alex Delly	15,364	15,364	-		*
Vicente Diaz-Sanchez	3,384	3,384	-		*
David Dolberg	6,126	6,126	-		*
Ari Dorfsman	6,197	6,197	-		*
Marco Luis Dorfsman	5,649	5,649	-		*
Tanya Esperanza Dorfsman	5,649	5,649	-		*
Steven A. Dressner	1,353	1,353	-		*
Karl Egge	424	424	-		*
Julie Elion	810	810	-		*
EOP Partners(6)	101,527	101,527	-		*
ET Brutus LLC(7)	3,384	3,384	-		*
F. Harvey and Amalia M. Popell	10,452	10,452	-		*
Alessandro Falzoni	13,461	13,461	-		*
Founders Investments Ltd.(8)	22,410	22,410	-		*
Jacobo Fraind	4,703	4,703	-		*
Pablo Garcia-Velasco	3,384	3,384	-		*
Bernard I. Grosser	27,074	27,074	-		*
Richard J. Guggenhime	12,699	12,699	-		*
Claude Guilbaud	70,393	70,393	-		*
Louise Guilbaud	7,839	7,839	-		*
Martin Guilbaud	7,839	7,839	-		*
Mathilde Guilbaud	7,839	7,839	-		*
David S. Hamburger	1,204,962	1,204,962	-		*
David Hayes	219,804	219,804	-		*
Robert Hoffman	7,581	7,581	-		*
Erik J. Horvitz	195	195	-		*
Robert Huret	8,225	8,225	-		*
William J. Hurwick	1,699	1,699	-		*
Clarisa Isaac M.	18,376	18,376	-		*
Annice Jacoby	169	169	-		*
Sonia Jinich	19,401	19,401	-		*
Johnson & Johnson Development Corp(9)	190,494	190,494	-		*
Aaron Jones	676	676	-		*
Barry Kane	12,181	12,181	-		*
Rhoda Kaplan	15,364	15,364	-		*
Susan Kaufman	21,789	21,789	-		*
Kibridge Limited co Concorde Bank Ltd.(10)	196,046	196,046	-		*
James Kirk	12,252	12,252	-		*
Charles R. + Susan C. Kokesh	196,046	196,046	-		*
Diana Kuba	5,649	5,649	-		*
Manuel Kuba	4,230	4,230	-		*
Robert Lavker	3,384	3,384	-		*
Nathalie Lemesle	3,384	3,384	-		*
Helen C. Leong	43,995	43,995	-		*
Michael Liebowitz	309,675	33,842	275,833	(11)	*
Carlos Linder	7,614	7,614	-		*
Feige Linder	6,768	6,768	-		*
Ruben Linder	6,768	6,768	-		*
Gustavo Lonngi	2,863	2,863	-		*
Juan Lonngi	4,555	4,555	-		*
Pablo Lonngi	2,863	2,863	-		*
Sergio Lonngi	4,893	4,893	-		*
Bradley C. Lyman	849	849	-		*
Victoria Marina	846	846	-		*
MARMEN LLC(12)	24,505	24,505	-		*
Robert S. Marx	116,123	116,123	-		*
MBK Investments(13)	2,548	2,548	-		*
Charles J. McCarthy Jr.	2,707	2,707	-		*
Declan McCarthy	64,451	64,451	-		*
James McCarthy	12,194	12,194	-		*
Josie McCarthy	64,451	64,451	-		*
Kevin McCarthy	799,577	799,577	-		*
Lida McCarthy	251,022	251,022	-		*
Hector Medina	27,524	27,524	-		*
Gregory Menzel	1,353	1,353	-		*
Jeffrey D. Modell	810	810	-		*
Stephen Modell	653	653	-		*
Louis Monti	323,576	98,993	224,583	(14)	*
Francisco Martin Moreno	55,558	55,558	-		*
Richard M. Moss	752	752	-		*
Sergio Nacht	1,184	1,184	-		*
Beatriz Rivas Ochoa	846	846	-		*
Orion Properties Ltd. S.A.(15)	17,404	17,404	-		*
Martin I. Ostrow	20,445	20,445	-		*
Paul Capital Acquistion Fund L.P.(16)	25,784	25,784	-		*
Dr. Michael Paull	338	338	-		*
Joyce R. Pease	849	849	-		*
Steven L. Pease	45,334	45,334	-		*
Jane T. Perelman	676	676	-		*
Michael A. Perelman	676	676	-		*
Emmanuelle Perret	13,537	13,537	-		*
Thierry Perret	16,921	16,921	-		*
Jonathan Pevsner	2,707	2,707	-		*
Jeffers W. Pickard	391	391	-		*
Daniella Pinto	8,460	8,460	-		*
Jorge M. Pinto	5,047	5,047	-		*
Andrew F. Popell	27,374	27,374	-		*
Eliane Popell	27,374	27,374	-		*
Enrique Portilla I.	88,369	88,369	-		*
Carlos Quiroga I.	1,184	1,184	-		*
David Quiroga I.	1,184	1,184	-		*
Beatriz Rabasa Gamboa	8,460	8,460	-		*
Donald S. Robinson	846	846	-		*
Adam Rosenblatt	4,752	4,752	-		*
James N. Rosenblatt	4,752	4,752	-		*
Toby Rosenblatt	694,274	694,274	-		*
Lauren Rosenkranz	8,761	8,761	-		*
Roberto P. Rosenkranz	8,460	8,460	-		*
Alan E. Rothenberg	8,225	8,225	-		*
Carter J. Rowley	16,921	16,921	-		*
Susan Sangiacomo	3,777	3,777	-		*
Rocco A. Sapienza	849	849	-		*
Anne Savage	5,076	5,076	-		*
Brian Savage	3,384	3,384	-		*
Christy Anne Savage	1,015	1,015	-		*
Anne Schneider	783	783	-		*
Susan Seely	507	507	-		*
Sega Corporation(17)	86,117	86,117	-		*
Selby Sunset York Partners(18)	309,095	309,095	-		*
J.F. Shea	280,947	280,947	-		*
Karen Shepard	5,279	5,279	-		*
The Board of Trustees of the Leland Stanford Junior University (Daper I) Stanford(19)	16,384	16,384	-		*
Martin Erik Stensaas	16,921	16,921	-		*
Dorothy B. Stern	4,805,332	4,805,332	-		*
John Hiram Stern	84	84	-		*
Michael Stern	169	169	-		*
Taisho Pharmaceutical Co. Ltd.(20)	216,084	216,084	-		*
The Gould Family 1994 Trust(21)	3,174	3,174	-		*
Julie Wagoner	15,884	15,884	-		*
Joan Wartian	1,345	1,345	-		*
Vermut Weinberger	15,679	15,679	-		*
Jacob Weissglas	2,870	2,870	-		*
Sofie Weissglas	2,870	2,870	-		*
Raymond L. White	6,768	6,768	-		*
Roger Lewis Whiting	3,365	3,365	-		*
William L. Ackerman	74,860	74,860	-		*
Dr. Franz A. Wirtz	33,654	33,654	-		*
Scott Wo	27,729	27,729	-		*
Victor Yue	156	156	-		*
Zaffaroni Revocable Trust(22)	174,442	174,442	-		*
Carlos Zaidenweber	62,903	62,903	-		*
Leslie Zaidenweber	59,519	59,519	-		*
Monica Zaidenweber	62,903	62,903	-		*
Natan Zaidenweber	4,390	4,390	-		*
Stefan Zaidenweber	62,903	62,903	-		*
Esteban Zuno	1,431	1,431	-		*
Secundino Zuno	270	270	-		*
TOTAL		12,193,069

___________________

*         Less than 1%

(1)

Information concerning named selling stockholders, future transferees, pledgees, assignees, distributees, donees or successors of or from any such stockholder or others who later hold any selling stockholder’s interests will be set forth in supplements to this prospectus, absent circumstances indicating that the change is material.  In addition, post-effective amendments to the registration statement of which this prospectus forms a part will be filed to disclose any material changes to the plan of distribution from the description in the final prospectus.

(2)

Includes securities held by the selling stockholders, other than the Shares being offered pursuant to this prospectus, and all Shares being registered by the registration statement of which this prospectus forms a part.

(3)

Beneficial ownership is determined in accordance with the rules and regulations of the SEC.  In computing the number of shares beneficially owned by a person and the percentage ownership of that person, securities that are currently convertible or exercisable into shares of our common stock, or convertible or exercisable into shares of our common stock within 60 days of March 16, 2023 are deemed outstanding.  Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

Amounts reported in this column assumes that each selling stockholder will sell all of the shares of common stock offered pursuant to this prospectus.

(4)	Based on 219,326,445 shares of common stock outstanding as of March 16, 2023.
(5)	As President of Caramia LLC, Roberto Rosenkranz may be deemed to be the beneficial owner over the securities reported herein.
(6)	As Senior Vice President of EOP Partners, Joe Valane may be deemed to be the beneficial owner over the securities reported herein.
(7)	As a Managing Menber of ET Brutus LLC, Leif Langensand may be deemed to be the beneficial owner over the securities reported herein.
(8)	As President of Founders Investments Ltd.,Toby Rosenblatt may be deemed to be the beneficial owner over the securities reported herein.
(9)	As Assistant Treasurer of Johnson & Johnson Development Corp, Jill McManus may be deemed to be the beneficial owner over the securities reported herein.
(10)	As a Director of Kibridge Limited co Concorde Bank Ltd, Marina Corbin may be deemed to be the beneficial owner over the securities reported herein.
(11)	Includes 80,000 shares of common stock and options to purchase 195,833 shares of common stock exercisable within 60 days of March 16, 2023.
(12)	As Administrator of MARMEN LLC, Alejandro Martinez may be deemed to be the beneficial owner over the securities reported herein.
(13)	Susan Kaufman may be deemed to be the beneficial owner over the securities reported herein.
(14)	Includes 10,000 shares of common stock and options to purchase 214,583 shares of common stock exercisable within 60 days of March 16, 2023.
(15)	As Owner of Orion Properties Ltd. S.A., Matilde Zeidenweber may be deemed to be the beneficial owner over the securities reported herein.
(16)	Philip S. Paul may be deemed to be the beneficial owner over the securities reported herein.
(17)	As President and Chief Operating Officer of Sega Corporation, Shohei Suzuki may be deemed to be the beneficial owner over the securities reported herein.
(18)	As Partner of Selby Sunset York Partners, Michael V. Stern may be deemed to be the beneficial owner over the securities reported herein.
(19)

As an authorized signatory of The Board of Trustees of the Leland Stanford Junior University (Daper I) Stanford, Brian Talbott may be deemed to be the beneficial owner over the securities reported herein.

(20)	As a corporate officer of Taisho Pharmaceutical Co. Ltd, Jinsei Maruyama may be deemed to be the beneficial owner over the securities reported herein.
(21)	As trustee of The Gould Family 1994 Trust, Russell Gould may be deemed to be the beneficial owner over the securities reported herein.
(22)	As trustee of Zaffaroni Revocable Trust, Lida Zaffaroni may be deemed to be the beneficial owner over the securities reported herein.

PLAN OF DISTRIBUTION

We are registering the Shares held by the Selling Stockholders identified herein to permit the resale of the Shares from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholders of the Shares, if any. We will bear all fees and expenses incident to our obligation to register the Shares of our common stock.

The Shares may be sold or distributed from time to time by the Selling Stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the Shares offered by this prospectus could be affected in one or more of the following methods:

●	ordinary brokers’ transactions;

●	transactions involving cross or block trades;

●	through brokers, dealers, or underwriters who may act solely as agents;

●	“at the market” into an existing market for the common stock;

●	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

●	in privately negotiated transactions; or

●	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the Shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the Shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

If the Selling Stockholders effect such transactions by selling the Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Shares or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Shares in the course of hedging in positions they assume. The Selling Stockholders may also sell shares of common stock short and deliver Shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge Shares to broker-dealers that in turn may sell such Shares.

The Selling Stockholders may pledge or grant a security interest in some or all of the Shares owned by them, and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell such Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer and donate their respective Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Stockholders and any broker-dealer participating in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of the Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

There can be no assurance that any Selling Stockholder will sell any or all of the Shares registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended (the Exchange Act), and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the Shares. All of the foregoing may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

We will pay all expenses of the registration of the Shares pursuant to the Registration Rights Agreement, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a Selling Stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the Selling Stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the Registration Rights Agreements, or the Selling Stockholders will be entitled to contribution. We may be indemnified by the Selling Stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the Selling Stockholder specifically for use in this prospectus, in accordance with the related Registration Rights Agreement, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the Shares will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Disclosure Law Group, a Professional Corporation, San Diego, California (DLG). A partner of DLG beneficially owns an aggregate of 150,583 shares of our common stock, which amount includes 140,625 shares of common stock issuable upon exercise of stock options within 60 days of March 15, 2023.

EXPERTS

The audited annual consolidated financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been incorporated by reference in reliance upon the reports of WithumSmith+Brown, PC, independent registered public accounting firm, and OUM & CO. LLP, an independent registered public accounting firm, who joined WithumSmith+Brown, PC on July 15, 2021, upon the authority of said firm as experts in accounting and auditing. The 2022 audited annual consolidated financial statements of Vistagen Therapeutics, Inc., as of and for the year ended March 31, 2022, have been audited by WithumSmith+Brown, PC, independent registered public accounting firm. The 2021 audited annual consolidated financial statements of Vistagen Therapeutics, Inc., as of and for the year ended March 31, 2021, have been audited by OUM & Co. LLP, independent registered public accounting firm. The audit report dated June 23, 2022 for the 2022 audited annual consolidated financial statements includes an explanatory paragraph which states that certain circumstances raise substantial doubt about our ability to continue as a going concern.

12,193,069 Shares

Common Stock

PROSPECTUS

We have not authorized any dealer, salesperson or other person to give any information or to make any representations not contained in this prospectus. You must not rely on any unauthorized information. This prospectus is not an offer to sell these securities in any jurisdiction where an offer or sale is not permitted.

, 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions, all of which will be paid by us. All amounts are estimated except the SEC registration fee.

Amount

SEC Registration Fee	$243
Legal Fees and Expenses	25,000
Accounting Fees and Expenses	18,000
Miscellaneous Expenses	5,000

Total expenses	$48,243

Item 15. Indemnification of Directors and Officers.

Section 78.7502 of the NRS permits a corporation to indemnify any person who was, is or is threatened to be made a party in a completed, pending or threatened proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the corporation), by reason of being or having been an officer, director, employee or agent of the corporation or serving in certain capacities at the request of the corporation. Indemnification may include attorneys' fees, judgments, fines and amounts paid in settlement. The person to be indemnified must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, such person must have had no reasonable cause to believe his conduct was unlawful.

With respect to actions by or in the right of the corporation, indemnification may not be made for any claim, issue or matter as to which such a person has been finally adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action was brought or other court of competent jurisdiction determines upon application that in view of all circumstances the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Unless indemnification is ordered by a court, the determination to pay indemnification must be made by the stockholders, by a majority vote of a quorum of the Board of Directors who were not parties to the action, suit or proceeding, or in certain circumstances by independent legal counsel in a written opinion. Section 78.751 of the NRS permits the articles of incorporation or bylaws to provide for payment to an indemnified person of the expenses of defending an action as incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification.

Section 78.7502 also provides that to the extent a director, officer, employee or agent has been successful on the merits or otherwise in the defense of any such action, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense.

Article X of our Charter, entitled “Indemnification,” provides that we shall indemnify, and shall advance or reimburse the reasonable expenses incurred in advance of final disposition of the proceeding of, any individual made a party to a proceeding because that individual is or was a director of the corporation to the full extent and under all circumstances permitted by applicable law. Article X of our Bylaws, entitled “Indemnification,” provides that we shall indemnify our directors and officers to the fullest extent not prohibited by the NRS, except in the case of proceedings initiated by such officers or directors unless certain other factors are present.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and certain employees pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification.

Item 16. Exhibits.

2.1*

Agreement and Plan of Merger, by and among Vistagen Therapeutics, Inc., VTGN Merger Sub, Inc., Pherin Pharmaceuticals, Inc., and Kevin McCarthy, dated December 20, 2022, incorporated by reference from Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed on December 21, 2022.

3.1

Restated Articles of Incorporation of VistaGen Therapeutics, Inc., dated August 16, 2016, incorporated by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on August 17, 2016.

3.2

Certificate of Amendment to the Restated and Amended Articles of Incorporation of VistaGen Therapeutics, Inc., dated September 15, 2017; incorporated by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on September 20, 2017.

3.3

Certificate of Amendment to the Restated and Amended Articles of Incorporation, as amended, of VistaGen Therapeutics, Inc., dated September 6 ,2019; incorporated by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on September 6, 2019.

3.4

Certificate of Amendment to the Restated and Amended Articles of Incorporation, as amended, of VistaGen Therapeutics, Inc., dated March 5, 2021, incorporated by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on March 5, 2021.

5.1	Opinion of Disclosure Law Group, a Professional Corporation (filed herewith).
23.1	Consent of Disclosure Law Group, a Professional Corporation (included in Exhibit 5.1).
23.2	Consent of Independent Registered Public Accounting Firm – WithumSmith+Brown PC. (filed herewith)
23.3	Consent of Independent Registered Public Accounting Firm – OUM & Co. LLP (filed herewith)
24.1**	Power of Attorney
107**	Filing Fee Table

*

Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC a copy of any omitted exhibits or schedules upon request.

**	Previously filed.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, California, on March 17, 2023.

Vistagen Therapeutics, Inc.
By:	/s/ Shawn K. Singh
Shawn K. Singh, J.D.
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Shawn K. Singh	Chief Executive Officer, and Director	March 17, 2023
Shawn K. Singh, JD	(Principal Executive Officer)

/s/ *	Vice President and Chief Financial Officer	March 17, 2023
Jerrold D. Dotson	(Principal Financial and Accounting Officer)

/s/ *	Chairman of the Board of Directors	March 17, 2023
Jon S. Saxe

/s/ *	Director	March 17, 2023
Ann M. Cunningham

/s/ *	Director	March 17, 2023
Joanne Curley, Ph.D.

/s/ *	Director	March 17, 2023
Margaret M. FitzPatrick

/s/ *	Director	March 17, 2023
Jerry B. Gin, Ph.D.

/s/ *	Director	March 17, 2023
Mary L. Rotunno, J.D.

*By: /s/ Shawn K. Singh

Attorney-in-fact